ASSET PURCHASE AGREEMENT

By and Among

PRIMCO MANAGMEENT, INC.

and

Jessica Vance

Dated as of July 22, 2014

This ASSET PURCHASE AGREEMENT dated June 22, 2014 is entered into by and between PRIMCO MANAGEMENT, INC., ("PMCM"); and JESSICA VANCE, (the "Seller") whom is the owner of Suzie Q's NPO ("Suzie Q's).

WITNESSETH:

WHEREAS, the Seller is the owner of Suzie Q's located at 12710 Aurora Ave N, Seattle, WA 98133 ("Business"). The Business consists of permits and licenses issued by the City of Seattle for the cultivation and sale of medical cannabis to the companies' collective patients, as well as all equipment and furniture listed in Exhibit B. Copies of all permits, licenses, and applications are attached in Exhibit A; and

WHEREAS, PMCM desires to purchase, subject to certain liabilities, substantially all of the assets of the Seller used in the Business, any assets not included in this sale will be itemized in an addendum attached herewith, and the Seller desires to sell such assets, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, it is hereby agreed as follows:

1. PURCHASE AND SALE OF ASSETS: CLOSING.

(a) Purchase and Sale. Upon the terms and subject to the conditions hereinafter set forth, the Seller hereby agrees to sell to PMCM, and PMCM agrees to purchase from the Seller all rights, permits, licenses, applications, records, equipment and other assets related to the Business (collectively, the "Assets").

(b) Procedure for Closing. At the closing of the transactions contemplated hereby (the "Closing"), the Seller will use best efforts to sell, assign, transfer, convey and deliver to PMCM free and clear of all liabilities whatsoever (whether absolute or contingent, and including all liens, encumbrances, equities, claims, charges or interests of third persons).

Seller will work with PMCM to develop the schedule to effectively settle any outstanding items after the closing. PMCM shall purchase from the Seller, all of the Seller's right, title and interest in or to the Assets. The Closing shall occur on or before July 30, 2014, at such place and time as the parties to this Agreement may agree (the "Closing Date"), and PMCM shall deliver the consideration for the purchase of the Assets as provided in Section 2 of this Agreement.

2. CONSIDERATION.

(a) Purchase Price. In consideration of the purchase, sale, conveyance, transfer and delivery of the Assets, and upon the terms and subject to the conditions of this Agreement, PMCM shall pay the Seller $20,000 cash within 5 days of the execution of this Agreement.

(b) No Assumption of Liabilities. Except as set forth in the Assumption Agreement, PMCM shall not and does not assume any of the Seller's liabilities, including but not limited to its accounts payable and other trade liabilities incurred in the Business, or the debts, taxes, contingencies or other liabilities of the Business, whether fixed or contingent, and all such liabilities incurred prior to Closing shall remain the sole obligation of the Seller.

3. REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to PMCM the following:

(a) Organization and Standing. The companies are duly organized, validly existing and in good standing under the laws of the State of Washington and have the corporate power and authority to carry on its business as it is now being conducted.

(b) Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by consent of the majority shareholders of the Seller. No further corporate or other action is necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with its terms or to carry out the transactions contemplated hereby.

(c) No Violations. The execution, delivery and performance of this Agreement by the Seller do not and will not (1) constitute a breach or a violation of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which the Seller is a party or by which it is bound; (2) constitute a violation of any order, judgment or decree to which the Seller is a party or by which it is bound or by which any of the Seller's assets or properties are bound or affected; or (3) result in the creation of any lien, charge or encumbrance upon any of the Setter's assets or properties.

(d) Litigation. To the best of the Seller's knowledge The Seller (1) is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against it, its properties, or any property used in the Business, (2) knows of no basis for

any such litigation, proceeding or investigation which might have a material adverse effect, financial or otherwise, on the Business, (3) knows of no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting the Business; and (4) knows of no material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

(e) Rights to and Condition of Assets. The Seller has title and rights to all the Assets except as previously disclosed. As of the date of this Agreement, such assets are subject to no guaranty, judgment, execution, pledge, lien, conditional sales agreement, security agreement, encumbrance or charge, except as disclosed pursuant to this Agreement in Appendix A. The Assets are operated in conformity with all government and local ordinances and regulations and all other applicable laws, ordinances and regulations.

(f) Leases, Contracts and Commitments. The Seller is not a party to any leases, contracts, agreements or commitments associated with the Business, whether written or oral, of any nature (including employment or consulting agreements, mortgages, loans, deeds of trust, indentures, credit and collective bargaining agreements other than the agreements previously disclosed).

(g) Compliance with Applicable Laws. The conduct of the Business by the Seller does not violate or infringe any state, local or foreign law, statute, ordinance, license or regulation that is presently in effect other than the items previously disclosed. Such conduct does not violate or infringe any right or concession, copyright, trademark, trade name, patent, know how or other proprietary right of others, the enforcement of which would adversely affect the Business or the value of the Assets. The Seller has and has maintained all licenses and permits required by all local, state and federal authorities and regulating bodies.

(h) Approvals and Consents. No consent, approval or authorization is required in connection with the execution or delivery of this Agreement by the Seller or the consummation by it of the transactions contemplated hereby other than possible shareholder approval.

(i) Disclosure. No representation or warranty made by the Seller in this Agreement, the exhibits hereto or any of the documents and papers required to be delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF PMCM. PMCM hereby represents and warrants the following:

(a) Organization and Standing. PMCM is a corporation duly organized, validly existing and in good standing in its state if incorporated and has the corporate power and authority to carry on its business as it is now being conducted.
(b) Authority Relative to this Agreement. The execution and delivery of this Agreement by PMCM has been duly authorized by the Board of Directors of PMCM, and no further corporate action is necessary on its part to make this Agreement valid and binding upon it and enforceable against it in accordance with the terms hereof or to carry out the actions contemplated hereby.

(c) Approvals and Consents. No additional consent, approval or authorization is required in connection with the execution or delivery of this Agreement by PMCM or the consummation by PMCM of the transactions contemplated hereby.

(d) No Violations. The execution, delivery and performance of this Agreement by PMCM does not and will not (1) constitute a breach or a violation of PMCM's Articles of Incorporation or by laws, or of any law, rule or regulation, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which PMCM is a party or by which it is bound; (2) constitute a violation of any order, judgment or decree to which PMCM is a party or by which it is bound or by which any of PMCM's assets or properties are bound or affected; or (3) result in the creation of any lien, charge or encumbrance upon any of PMCM's assets or properties, except as contemplated by this Agreement.

(e) Litigation. PMCM (1) is not a party to any litigation, proceeding or administrative investigation and none is pending or threatened against such corporation, its properties, or any property used in its business or the transactions contemplated by this Agreement; (2) knows of no basis for any such litigation, proceeding or investigation which might have a material adverse effect, financial or otherwise, on its business, property, operations or prospects; (3) knows of no outstanding order, writ, injunction or decree of any court, government, governmental authority or arbitration against or affecting it, its properties or business; and (4) knows of no material infringement of any copyright, trademark, trade name, patent or other proprietary right owned or licensed by it.

5. COVENANTS. The Seller hereby covenants the following:

(a) Conduct of the Business Until Closing. Except as PMCM may otherwise consent in writing, between the date of this Agreement and the Closing Date, the Seller will:

(1) neither enter into any transaction, take any action nor fail to take any action which would, or could reasonably be expected to, materially adversely affect the Seller or its usability to perform its obligations under this Agreement; encumber any of the Assets, or dispose of any of the Assets;

(2) neither enter into any transaction, take any action nor fail to take any action, in a manner which would result in any of the representations, warranties, disclosures, agreements or covenants of the Seller contained in this Agreement, the exhibits hereto or any document delivered in connection with the consummation of the transactions contemplated hereby, not to be true and complete, as of the time of such transaction, action or failure to take action, and also on the Closing Date; and

(3) maintain all the Assets in good condition and repair, reasonable wear and tear excepted.

(b) Compliance with Laws. The Seller shall comply with all laws of the United States and any other governmental body with jurisdiction over the Seller or the Business.

(c) Advice of Changes. Between the date of this Agreement and the Closing, the Seller will promptly advise PMCM in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

(d) Other Transactions Prohibited. During the term of this Agreement, the Seller will not enter into any written or oral agreements providing for the sale, lease or mortgage of the Assets unless the buyer is advised and allowed to review and respond.

(e) Access to Properties and Records. Between the date of this Agreement and the Closing, after reasonable notice, the Seller will provide to PMCM and its counsel, accountants and other representatives full access during normal business hours for inspection of all of the properties, personnel, books, tax returns, contracts, commitments and records of the Seller to the extent they relate to the Business, and will furnish to PMCM all such additional documents and information with respect to the affairs of the Business as PMCM or its counsel or accountants may from time to time reasonably request. All such books, tax returns, contracts, commitments, documents and records of the Seller will be complete and correct as of the date of any inspection by or delivery to PMCM or its representatives of such items.

6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PMCM. The obligations of PMCM under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by PMCM):

(a) Accuracy of Representations and Warranties. The representations, warranties and statements of the Seller contained in this Agreement, all exhibits hereto and any documents delivered in connection herewith shall not only have been true and complete as of the date of this Agreement but shall also be true and complete as though again made on the Closing date, except to the extent that such representations and warranties and statements are incorrect as of such later date by reason of events occurring after the date of this Agreement in compliance with the terms hereof.

(b) Compliance. The Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it at or prior to the Closing.

(c) Litigation. There shall not be any litigation or proceeding to restrain or invalidate the consummation of the transactions contemplated hereby.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions (the fulfillment of any one of which may be waived in writing by the Seller):

(a) Accuracy of Representations and Warranties. The representations, warranties and statements of PMCM contained in this Agreement shall not only have been true and complete on the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms hereof.

(b) Compliance. PMCM shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits hereto to be performed and complied with by it at or prior to the Closing.

8. GENERAL.

(a) No Brokers. Each of the parties to this Agreement represents and warrants to the other, that it has not utilized the services of any finder, broker or agent.

(b) Survival of Representations Warranties: Each of the parties to this Agreement covenants and agrees that its representations, warranties, covenants, statements and agreements contained in this Agreement and the exhibits hereto and any document delivered in connection herewith shall survive the Closing Date and terminate on the fifth anniversary of such date.

(c) Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein, therein and in any document delivered in connection herewith or therewith. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(d) Confidentiality. If the transactions contemplated by this Agreement are not consummated, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties

all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

(e) Entire Agreement, Amendment. This Agreement (including the exhibits hereto and all documents and papers delivered pursuant hereto) constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof. This Agreement may not be modified or otherwise amended except by an instrument in writing executed by the parties to this Agreement.

(f) Assignability. This Agreement shall not be assignable by any party to this Agreement without the prior written consent of the other party to this Agreement.

(g) Further Assurances. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as either party may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

(h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Governing Law. The validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of King County, the State of Washington.

(k) Construction. The parties acknowledge and agree that each of them has participated in the negotiation of this Agreement and has been represented by counsel. The parties agree that any rule of law requiring construction of a document against a party by reason such party's having prepared such document shall not apply to this Agreement.

(l) Cost of Enforcement. If either party engages the services of an attorney or any other third party or in any way initiates legal action to enforce its rights under this Agreement, the non-prevailing party agrees to pay to the prevailing party all costs and expenses incurred by it relating to the enforcement of this Agreement (including reasonable attorneys' and legal assistants' fees before, at and after trial and in appellate proceedings).

Witness or Attest a Signature

State of Washington

County of King

Signed and or attested before me on July 23, 2014 by
(Date)

Jessica Vance.
(name of individual)

JOHN APPEL
Notary Public
State of Washington
Commission Expires 03/08/2015
(Seal or stamp)

[signature]
Signature

John Appel
Printed Name

Notary Public in and for the State of Washington

My appointment expires: 03/08/2015

This is attached to Asset Purchase Agreement
(Title, name, or type of document)

Notary language was selected by J Vance
(Signature of individual)

Exhibit B – Equipment

All these items were bought in July and August of 2011

*5 / 1000w switchable digital ballast 120v/240v	$100 x 5 =	$500.00
*5 hoods w/lights 8" ducting	$250 x 5 =	$1,250.00
*1 AC 15,000 BTU		$400.00
* 4 intake/exhaust fans 8"		$225.00
*2/4ft High Output T5 8 lamp		$200.00
* 3/2ft high output T5 2 lamp		$125.00
* 2/2ft high output T5 4lamp		$175.00
* 1 dehumidifier		$ 50.00
* light hangers/ducting		$35.00
* 2/ large 8" carbon filters	$220 x 2 =	$440.00
* 2 large 8" intake air scrubbers installed on building	$240 x 2=	$480.00
* co2 aluminum tank 150lb		$75.00
*co2 regulator & timer		$65.00
*6 light 120/240 volt controller / timer		$130.00
*multi sized flower pots		$250.00
*3/ 35gallon reservoir		$140.00
*water hose		$25.00
*2 large grow shelving units	$45 x 2 =	$90.00
*over 20 multi curing jars		$350.00
*1 drying rack		$15.00
*1 large bolted to concrete safe		$1,000.00
*6/ 24" fans	6 x $50 =	$300.00